EXHIBIT 99.1

Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 hp.com

News Release
HP Announces Changes to Board of Directors

	●	Raymond J. Lane steps down as chairman, remains a director
	●	Ralph V. Whitworth becomes interim chairman
	●	G. Kennedy Thompson and John H. Hammergren to leave board

Editorial contacts Howard Clabo, HP +1 650 798 9087 corpmediarelations@hp.com www.hp.com/go/newsroom
PALO ALTO, Calif., April 4, 2013 — HP today announced changes to its board of directors.  Raymond J. Lane has decided to step down as chairman of the board, to be replaced on an interim basis by Ralph V. Whitworth. The board is commencing a search for a permanent nonexecutive board chairman.

In addition, John H. Hammergren and G. Kennedy Thompson, after eight and seven years of service to HP stockholders, respectively, have decided to leave the board. Both directors will continue to serve until the May board meeting. The board is commencing a search for two or more new independent directors.

“After reflecting on the stockholder vote last month, I’ve decided to step down as executive chairman to reduce any distraction from HP’s ongoing turnaround,” said Lane. “Since I joined HP’s board a little over two years ago, I’ve been committed to board evolution to ensure our turnaround and future success. I’m proud of the board we’ve built and the progress we’ve made to date in restoring the company. I will continue to serve HP as a director and help finish the job.”

“Ray, John and Ken are terrific leaders, and they’re passionate about doing the right thing for HP,” said Whitworth. “From here we will continue to recruit outstanding directors, strengthen our governance and do the best we can—the best we know how—for stockholders. Meg is leading a Herculean turnaround, so most of all, we must build and maintain the best possible leadership structure for Meg and HP’s entire team to succeed.”

“Ray, John and Ken have invested a part of themselves in HP,” said Meg Whitman, HP president and chief executive officer. “Their leadership is reflected in the early success we’ve had turning the company around. I’m grateful that Ray will continue to serve, and I wish John and Ken the very best. I also appreciate Ralph’s willingness to increase his responsibilities during this transition.”

With Lane stepping down as executive chairman, the role of lead independent director, currently held by Rajiv L. Gupta, is no longer necessary and will be eliminated. Gupta will remain on the board and will replace Thompson as chairman of the Audit Committee.  Gary M. Reiner will replace Gupta as chairman of the Nominating and Governance Committee.

With Hammergren’s departure, Whitworth will become chairman of the Finance and Investment Committee.

Note to editors:  Ralph Whitworth posted comments regarding this announcement at www.hpnext.com.

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This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements of the plans, strategies and objectives of management for future operations, including the execution of turnaround plans and any resulting cost savings or revenue or profitability improvements; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP’s products and services effectively; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the execution, timing and results of restructuring plans, including estimates and assumptions related to the cost and the anticipated benefits of implementing those plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2013 and HP’s other filings with the Securities and Exchange Commission.  HP assumes no obligation and does not intend to update these forward-looking statements.

© 2013 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice.  HP shall not be liable for technical or editorial errors or omissions contained herein.